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                                                                   EXHIBIT 99.1

AVAX TECHNOLOGIES' M-VAX-TM- CANCER VACCINE INDUCES T CELL MEDIATED IMMUNE
                 REACTIONS IN PATIENTS WITH METASTATIC MELANOMA

- Human Cancer Vaccine Has Been Shown to Promote the Invasion of Cancerous Tissues by Specific Families of White Blood Cells -

- DATA PRESENTED AT THE ANNUAL MEETING OF THE AMERICAN ASSOCIATION OF CANCER RESEARCH -

KANSAS CITY, MO, APRIL 4, 2000 -- AVAX TECHNOLOGIES, INC. (NASDAQ: AVXT) today announced the presentation of data at the 91st Annual Meeting of the American Association for Cancer Research (AACR), which indicate that M-Vax-TM-, a cancer vaccine made from the patient's own tumor cells, induces T cell infiltration of metastatic sites. T cells are the class of white blood cells believed to be instrumental in fighting cancer cells. The presentation, entitled "T CELL RECEPTOR STRUCTURE OF LYMPHOCYTES INFILTRATING MELANOMA METASTASES AFTER ADMINISTRATION OF AUTOLOGOUS, DINITROPHENYL-MODIFIED VACCINE," showed data that continue to validate earlier results demonstrating that M-Vax elicits an immune response in patients with advanced disease. Most importantly, the data suggest that the vaccine induces the expansion of novel T cell clones, targeted against the tumor. These T cells are involved in controlling immune reactions and may also be the principal agents of anti-tumor effects. The studies were conducted by David Berd, M.D., inventor of the AC Vaccine-TM- technology and Professor of Medicine, Thomas Jefferson University.

The data reported represent a follow up of earlier work published in 1997 that demonstrate that certain dominant T cell receptor families were identified in nine out of ten melanoma tumors removed from advanced patients who had an immunologic response to M-Vax. In contrast, examination of control specimens - tumors removed from patients before treatment with M-Vax or T cells extracted from blood - showed a random pattern of T cells, which would be expected in the absence of an anti-cancer immune response. These findings suggest that treatment with M-Vax results in the expansion of certain groups of T cells that were not present before treatment, and that these T cells specifically target the tumor.

"In previous studies we found that M-Vax caused the development of inflammation in the tumors," Dr. Berd explained. Dr. Berd said that the tumors became red and swollen, and that microscopic examination showed that they were invaded by T cells. "In this study, we found that these were not ordinary T cells, but particular clones or families of T cells, which had been elicited by the vaccine." Dr. Berd added, "To our knowledge, this has not been demonstrated by any other human cancer vaccine."

Jeffrey M. Jonas, M.D., President and CEO of AVAX Technologies, stated, "These data continue to expand the scientific foundations for the mechanism of action of M-Vax. T cells are the `prime movers' of cell mediated immunity and their significant presence in tumors in vaccinated patients supports the true promise of our autologous vaccines, which is to help a patient's own immune system contain, fight, and kill tumor cells. These data further encourage us to evaluate the clinical utility of the AC Vaccine not only in melanoma and ovarian cancer (O-Vax-TM-), but in other cancers as well."


                                    - over -


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AVAX TECHNOLOGIES' M-VAX-TM- CANCER VACCINE INDUCES T CELL MEDIATED IMMUNE
REACTIONS IN PATIENTS WITH METASTATIC MELANOMA
PAGE 2

     AVAX is currently conducting a multi-center pivotal registration trial of M-Vax in stage III melanoma and a Phase 2 trial in stage IV melanoma. To date, more than 350 patients have been treated with M-Vax, which has received orphan drug status in the U.S. M-Vax is expected to become commercially available to patients in Australia in 2000. The AC Vaccine-TM- technology is also being evaluated in a Phase 2 trial in ovarian cancer and in Japan for use in the treatment of breast cancer.

AVAX Technologies, Inc. specializes in the development and commercialization of novel biotechnologies, immunotherapies and pharmaceuticals for cancer and other life-threatening diseases using three core technologies: autologous cell (AC) vaccines, topoisomerase inhibitors and anti-estrogens.

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